Exhibit 99.1

April 24, 2014

NASDAQ OMX REPORTS RECORD FIRST QUARTER 2014 RESULTS

•	First quarter 2014 net revenues[1] were a record $529 million, up 27% from the prior year quarter.

•	Achieved 9% organic revenue growth[2] year-over-year and had organic growth in all segments: Information Services, Market Services, Technology Solutions, and Listing Services.

•	Generated record first quarter 2014 non-GAAP diluted EPS of $0.72, which was 13% higher year-over-year. First quarter 2014 GAAP diluted EPS was $0.59. Non-transaction based revenues were 72% of our total first quarter 2014 net revenues, and increased 27% from the prior year quarter.

•	The company paid down $121 million in debt in the period, and the deleveraging plan remains on schedule to return NASDAQ OMX to its long-term leverage target by the end of the second quarter of 2014.

New York, N.Y.—The NASDAQ OMX Group, Inc. (NASDAQ: NDAQ) today reported results for the first quarter of 2014. First quarter net revenues were $529 million, up from $418 million in the prior year period, driven by both acquisitions and organic growth in all four business segments. On an organic basis, first quarter net revenues increased 9% year-over-year.

“Our unique and diverse mix of businesses accelerated meaningfully, resulting in record financial results for our shareholders,” said Bob Greifeld, CEO, NASDAQ OMX. “After a 2013 which included transformative acquisitions and significant internal investments, NASDAQ OMX has begun 2014 with strong broad-based organic growth.”

Mr. Greifeld continued, “While we have benefited from a more constructive market environment, we also saw meaningful improvement in our leadership position in the period, as evidenced by our higher U.S. and European equity trading market share, and our 64% share of U.S. IPOs. Regarding the recent elevated debate over various U.S. equity market structure issues, NASDAQ OMX operates its leading exchanges with transparency, fairness, and efficiency, has been a leading innovator, and will continue to work with regulators and market participants to evolve our markets.”

On a non-GAAP basis, first quarter 2014 operating expenses were $315 million, up 33% as compared to the prior year quarter, primarily due to the inclusion of expenses associated with the acquisitions of the Thomson Reuters IR, PR and Multimedia businesses and the eSpeed electronic fixed income trading platform. On an organic basis, first quarter non-GAAP operating expenses were up 6%. On a GAAP basis, operating expenses were $345 million in the first quarter of 2014, up 5% compared to $328 million in the prior year quarter.

[1]	Represents revenues less transaction rebates, brokerage, clearance and exchange fees.
[2]	Assumes constant currency and excludes acquisitions.

First quarter 2014 non-GAAP diluted earnings per share was $0.72, compared to $0.64 in the prior year quarter. Please refer to our reconciliation of GAAP to non-GAAP net income, diluted earnings per share, operating income and operating expenses included in the attached schedules.

On a GAAP basis, net income attributable to NASDAQ OMX for the first quarter of 2014 was $103 million, or $0.59 per diluted share, compared with $42 million, or $0.25 per diluted share, in the prior year quarter.

“Our strategic and measured investments have begun to deliver meaningful results in 2014,” said Lee Shavel, EVP and CFO, NASDAQ OMX. “We continue to make substantial investments in promising GIFT initiatives, and in integration, infrastructure and product development that we expect to put us in a position to realize significant synergies from the eSpeed and Thomson Reuters acquisitions in the coming periods.”

Mr. Shavel continued, “On the capital front, we continued our strong pace of deleveraging, paying down $121 million in debt, and we expect to bring our gross debt/EBITDA leverage ratio to our longer-term target by the end of the second quarter of 2014.”

At March 31, 2014, the company had cash and cash equivalents of $384 million and total debt of $2,514 million, resulting in net debt of $2,130 million. This compares to net debt of $1,375 million at March 31, 2013.

BUSINESS HIGHLIGHTS

Market Services (40% of total net revenues) - Net revenues were $213 million in the first quarter of 2014, up $31 million when compared to $182 million in the first quarter of 2013.

Derivatives (14% of total net revenues) – Total net derivative trading and clearing revenues were $76 million in the first quarter of 2014, up $2 million compared to the first quarter of 2013. European derivative trading and clearing revenues rose $2 million, due principally to higher energy revenues. Net U.S. derivative trading and clearing revenues were unchanged, as higher market volumes were offset by modestly lower market share and capture.

Cash Equities (11% of total net revenues) – Total net cash equity trading revenues were $58 million in the first quarter of 2014, up $13 million compared to the first quarter of 2013. Net U.S. cash equity trading revenues were $9 million higher, on higher market share, average capture, and industry volumes, while European cash equity trading revenues rose $4 million year-over-year, on higher market share and market volumes.

Fixed Income (3% of total net revenues) – Total net fixed income trading revenues were $14 million in the first quarter of 2014, with the decrease from the fourth quarter of 2013 reflecting an expected decrease in revenues associated with a 3rd party technology customer.

Access and Broker Services (12% of total net revenues) – Access and broker services revenues totaled $65 million in the first quarter of 2014, up $2 million

The NASDAQ OMX Group, Inc.	2

compared to the first quarter of 2013, due to pricing increases, the inclusion of eSpeed hosting revenues, and growth in newer products, like microwave connectivity.

Information Services (23% of total net revenues) – Revenues were $123 million in the first quarter of 2014, up $17 million from the first quarter of 2013.

Market Data (19% of total net revenues) – Total market data revenues were $100 million in the first quarter of 2014, up $11 million compared to the first quarter of 2013, due to the inclusion of market data revenues associated with eSpeed, growth in NASDAQ Basic, higher equity market share, and the impact of select pricing initiatives, partially offset by a $1 million decrease in audit collections.

Index Licensing and Services (4% of total net revenues) – Index licensing and services revenues were $23 million in the first quarter of 2014, up $6 million from the first quarter of 2013. The revenue growth was a function of materially higher assets under management and the number of licensed exchange traded products.

Technology Solutions (26% of total net revenues) - Revenues were $135 million in the first quarter of 2014, up $60 million from the first quarter of 2013.

Corporate Solutions (16% of total net revenues) – Corporate solutions revenues were $82 million in the first quarter of 2014, up $58 million from the first quarter of 2013. Corporate solutions revenue growth was primarily due to the inclusion of the Thomson Reuters IR, PR, and Multimedia businesses, as well as organic growth, in particular the continued growth of Directors Desk.

Market Technology (10% of total net revenues) – Market technology revenues were $53 million in the first quarter of 2014, up $2 million from the first quarter of 2013. The revenue increase is primarily due to an increase in software, license and support revenues as well as an increase in software-as-a-service revenues due to organic growth, in particular at BWise and SMARTS Broker, partially offset by slightly lower change request revenues, and an unfavorable impact from foreign exchange of $1 million.

Listing Services (11% of total net revenues) – Revenues were $58 million in the first quarter of 2014, up $3 million compared to the first quarter of 2013. U.S. listing revenues increased $1 million in the first quarter of 2014 compared to the first quarter of 2013, due to growth in the issuer base and higher new issue activity, including 47 first quarter U.S. IPO wins, 64% of the industry total. European listing revenues rose by $2 million, and new issue activity included the IPO of the largest Nordic company by market capitalization in 14 years, ISS Group A/S.

The NASDAQ OMX Group, Inc.	3

CORPORATE HIGHLIGHTS

•	NASDAQ OMX Genium INET named “Product of the Year.” On January 13, 2014, Risk.net, a publisher of risk management news and analysis, named NASDAQ OMX Genium INET as its Trading Technology Product of the Year. The Genium INET trading platform was designed to be one of the fastest and most functionally complete multi-asset trading systems and supports multiple markets simultaneously on a single platform, including trading of traditional cash and fixed income securities, derivatives, and commodities.

•	Global Indexes continues to expand global footprint. Eight of the top ten global exchange traded fund providers now license NASDAQ OMX indexes. This quarter marked a special milestone in NASDAQ OMX’s index business with the 15th anniversary of the fourth-largest ETF, the QQQ, benchmarked to its flagship index, the NASDAQ-100. Today, NASDAQ OMX’s index licensing business spans twenty-eight countries.

•	Launched NASDAQ Private Market (NPM). On March 5, 2014, NASDAQ OMX launched the NASDAQ Private Market, a new capital marketplace for private companies. Built as a company-first platform on industry-leading technology, NASDAQ Private Market provides qualifying private companies the tools and resources to efficiently raise capital, control secondary transactions, and manage their equity-related functions.

•	NASDAQ Stock Market leads U.S. exchanges for IPOs in first quarter of 2014. In the first quarter NASDAQ OMX welcomed 77 new U.S. listings, including 47 IPOs on The NASDAQ Stock Market, more than double the number of IPOs of any other U.S. exchange. Combined proceeds raised by NASDAQ’s first quarter IPOs totaled approximately $2.6 billion, a 20 percent increase from first quarter figures in 2013. In addition, 98 percent of NASDAQ’s IPOs filed as “emerging growth companies,” the new class of issuer created under the JOBS Act.

•	NASDAQ OMX hosts largest Nordic IPO since 2000. On March 13, 2014, ISS Group A/S began trading on NASDAQ OMX Copenhagen. ISS Group A/S is the largest company by market capitalization to list on a Nordic exchange since 2000.

•	NASDAQ OMX becomes first EMIR-authorized clearinghouse. On March 18th, 2014, NASDAQ OMX became the first European authorized clearinghouse under the new European Union rules. The region’s clearinghouses have to reapply to operate in Europe under new legislation known as the European Market Infrastructure Regulation (EMIR). More than 20 clearinghouses have applied for authorization.

About NASDAQ OMX Group

NASDAQ OMX (Nasdaq:NDAQ) is a leading provider of trading, exchange technology, information and public company services across six continents. Through its diverse portfolio of solutions, NASDAQ OMX enables customers to plan, optimize and execute their business vision with confidence, using proven technologies that provide transparency and insight for navigating today’s global capital markets. As the creator of the world’s first electronic stock market, its technology powers more than 70 marketplaces in 50 countries, and 1 in 10 of the world’s securities transactions. NASDAQ OMX is home to more than 3,400 listed companies with a market value of over $8.5 trillion and more than 10,000 corporate clients. To learn more, visit www.nasdaqomx.com.

The NASDAQ OMX Group, Inc.	4

Non-GAAP Information

In addition to disclosing results determined in accordance with GAAP, NASDAQ OMX also discloses certain non-GAAP and pro forma non-GAAP results of operations, including, but not limited to, net income, diluted earnings per share, net exchange revenues, operating income, and operating expenses, that make certain adjustments or exclude certain charges and gains that are described in the reconciliation table of GAAP to non-GAAP and pro forma non-GAAP information provided at the end of this release. Management believes that this non-GAAP and pro forma non-GAAP information provides investors with additional information to assess NASDAQ OMX’s operating performance by making certain adjustments or excluding costs or gains and assists investors in comparing our operating performance to prior periods. Management uses this non-GAAP and pro forma non-GAAP information, along with GAAP information, in evaluating its historical operating performance.

The non-GAAP information is not prepared in accordance with GAAP and may not be comparable to non-GAAP information used by other companies. The non-GAAP information should not be viewed as a substitute for, or superior to, other data prepared in accordance with GAAP.

Cautionary Note Regarding Forward-Looking Statements

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. NASDAQ OMX cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to (i) projections about our future financial results, growth, trading volumes, taxes and achievement of synergy targets, (ii) statements about the closing or implementation dates and benefits of certain strategic, technology, de-leveraging and capital return initiatives, (iii) statements about our integrations of our recent acquisitions, (iv) statements relating to any litigation or regulatory or government investigation or action to which we are or could become a party, and (v) other statements that are not historical facts. Forward-looking statements involve a number of risks, uncertainties or other factors beyond NASDAQ OMX’s control. These factors include, but are not limited to, NASDAQ OMX’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in NASDAQ OMX’s filings with the U.S. Securities and Exchange Commission, including its annual reports on Form 10-K and quarterly reports on Form 10-Q which are available on NASDAQ OMX’s website at http://www.nasdaqomx.com and the SEC’s website at www.sec.gov. NASDAQ OMX undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact Media Relations:	Contact Investor Relations:
Joseph Christinat +1.646.441.5121	Ed Ditmire +1.212.401.8737
Joseph.Christinat@NASDAQOMX.Com	Ed.Ditmire@NASDAQOMX.Com

NDAQF

The NASDAQ OMX Group, Inc.	5

The NASDAQ OMX Group, Inc.

Condensed Consolidated Statements of Income

(in millions, except per share amounts)

(unaudited)

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
Revenues:
Market Services	$582	$533	$508
Cost of revenues:
Transaction rebates	(285)	(254)	(242)
Brokerage, clearance and exchange fees	(84)	(75)	(84)

Total cost of revenues	(369)	(329)	(326)

Total Market Services revenues less transaction rebates, brokerage, clearance and exchange fees	213	204	182

Listing Services	58	58	55
Information Services	123	107	106
Technology Solutions	135	151	75

Revenues less transaction rebates, brokerage, clearance and exchange fees	529	520	418

Operating Expenses:
Compensation and benefits	158	146	117
Marketing and advertising	8	8	7
Depreciation and amortization	35	34	27
Professional and contract services	39	45	29
Computer operations and data communications	22	25	15
Occupancy	25	27	22
Regulatory	7	7	7
Merger and strategic initiatives	28	(11)	8
General, administrative and other	23	19	25
Restructuring charges	—	—	9
Voluntary accommodation program	—	(18)	62

Total operating expenses	345	282	328

Operating income	184	238	90

Interest income	2	2	3
Interest expense	(30)	(30)	(24)
Gain on sale of investment security	—	30	—
Asset impairment charges	—	(5)	(10)

Income before income taxes	156	235	59
Income tax provision	53	94	17

Net income	103	141	42
Net (income) loss attributable to noncontrolling interests	—	—	—

Net income attributable to NASDAQ OMX	$103	$141	$42

Per share information:
Basic earnings per share	$0.61	$0.84	$0.26

Diluted earnings per share	$0.59	$0.81	$0.25

Cash dividends declared per common share	$0.28	$0.13	$0.13

Weighted-average common shares outstanding for earnings per share:
Basic	169.6	168.3	165.7
Diluted	173.7	173.1	169.7

The NASDAQ OMX Group, Inc.

Revenue Detail

(in millions)

(unaudited)

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013

MARKET SERVICES
Derivative Trading and Clearing Revenues:
U.S. derivative trading and clearing	$126	$120	$117
Cost of revenues:
Transaction rebates	(75)	(71)	(62)
Brokerage, clearance and exchange fees	(7)	(7)	(11)

Total U.S. derivative trading and clearing cost of revenues	(82)	(78)	(73)

Net U.S. derivative trading and clearing revenues	44	42	44
European derivative trading and clearing	32	30	30

Total net derivative trading and clearing revenues	76	72	74

Cash Equity Trading Revenues:
U.S. cash equity trading	318	279	276
Cost of revenues:
Transaction rebates	(210)	(183)	(180)
Brokerage, clearance and exchange fees	(76)	(67)	(73)

Total U.S. cash equity cost of revenues	(286)	(250)	(253)

Net U.S. cash equity trading revenues	32	29	23
European cash equity trading	26	22	22

Total net cash equity trading revenues	58	51	45

Fixed Income Trading Revenues:
Fixed income trading	15	18	—
Cost of revenues:
Brokerage, clearance and exchange fees	(1)	(1)	—

Total net fixed income trading revenues	14	17	—

Access and Broker Services Revenues	65	64	63

Total Market Services revenues less transaction rebates, brokerage, clearance and exchange fees	213	204	182

LISTING SERVICES
U.S. listing services	43	44	42
European listing services	15	14	13

Total Listing Services revenues	58	58	55

INFORMATION SERVICES
Market Data Products Revenues:
U.S. market data products	71	63	61
European market data products	22	17	21
Index data products	7	7	7

Total Market Data Products revenues	100	87	89
Index Licensing and Services revenues	23	20	17

Total Information Services revenues	123	107	106

TECHNOLOGY SOLUTIONS
Corporate Solutions Revenues:
Governance	5	4	3
Investor relations	45	47	11
Multimedia solutions	17	18	3
Public relations	15	14	7

Total Corporate Solutions revenues	82	83	24

Market Technology Revenues:
Software, license and support	40	45	39
Change request and advisory	5	13	6
Software as a service	8	10	6

Total Market Technology revenues	53	68	51

Total Technology Solutions revenues	135	151	75

Total revenues less transaction rebates, brokerage, clearance and exchange fees	$529	$520	$418

The NASDAQ OMX Group, Inc.

Condensed Consolidated Balance Sheets

(in millions)

	March 31, 2014	December 31, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$384	$398
Restricted cash	84	84
Financial investments, at fair value	197	189
Receivables, net	434	393
Deferred tax assets	17	12
Default funds and margin deposits	2,253	1,961
Other current assets	150	126

Total current assets	3,519	3,163
Property and equipment, net	266	268
Non-current deferred tax assets	415	404
Goodwill	6,173	6,186
Intangible assets, net	2,362	2,386
Other non-current assets	243	170

Total assets	$12,978	$12,577

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$227	$228
Section 31 fees payable to SEC	74	82
Accrued personnel costs	96	154
Deferred revenue	276	151
Other current liabilities	186	141
Deferred tax liabilities	36	38
Default funds and margin deposits	2,253	1,961
Current portion of debt obligations	430	45

Total current liabilities	3,578	2,800
Debt obligations	2,084	2,589
Non-current deferred tax liabilities	707	708
Non-current deferred revenue	222	143
Other non-current liabilities	147	153

Total liabilities	6,738	6,393

Commitments and contingencies
Equity
NASDAQ OMX stockholders’ equity:
Common stock	2	2
Additional paid-in capital	4,302	4,278
Common stock in treasury, at cost	(1,026)	(1,005)
Accumulated other comprehensive loss	(71)	(67)
Retained earnings	3,032	2,976

Total NASDAQ OMX stockholders’ equity	6,239	6,184
Noncontrolling interests	1	—

Total equity	6,240	6,184

Total liabilities and equity	$12,978	$12,577

The NASDAQ OMX Group, Inc.

Reconciliation of GAAP Net Income, Diluted Earnings Per Share, Operating Income and

Operating Expenses to Non-GAAP Net Income, Diluted Earnings Per Share, Operating Income, and Operating Expenses

(in millions, except per share amounts)

(unaudited)

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
GAAP net income attributable to NASDAQ OMX	$103	$141	$42

Non-GAAP adjustments:

Merger and strategic initiatives	28	(11)	8
Special legal expenses	1	1	2
Gain on sale of investment security	—	(30)	—
Voluntary accommodation program	—	(18)	62
Asset impairment charges	—	5	10
Securities and Exchange Commission matter	—	—	10
Restructuring charges	—	—	9
Other	1	(3)	—

Total non-GAAP adjustments	30	(56)	101
Adjustment to the income tax provision to reflect non-GAAP adjustments (1)	(8)	29	(35)
Significant tax adjustments, net	—	5	—

Total non-GAAP adjustments, net of tax	22	(22)	66

Non-GAAP net income attributable to NASDAQ OMX	$125	$119	$108

GAAP diluted earnings per share	$0.59	$0.81	$0.25
Total adjustments from non-GAAP net income above	0.13	(0.12)	0.39

Non-GAAP diluted earnings per share	$0.72	$0.69	$0.64

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
GAAP operating income	$184	$238	$90

Non-GAAP adjustments:

Merger and strategic initiatives	28	(11)	8
Special legal expenses	1	1	2
Voluntary accommodation program	—	(18)	62
Securities and Exchange Commission matter	—	—	10
Restructuring charges	—	—	9
Other	1	(3)	—

Total non-GAAP adjustments	30	(31)	91

Non-GAAP operating income	$214	$207	$181

Total revenues less transaction rebates, brokerage, clearance and exchange fees	$529	$520	$418

Non-GAAP operating margin (2)	40%	40%	43%

(1)	We determine the tax effect of each item based on the tax rules in the respective jurisdiction where the transaction occurred.
(2)	Non-GAAP operating margin equals non-GAAP operating income divided by total revenues less transaction rebates, brokerage, clearance and exchange fees.

The NASDAQ OMX Group, Inc.

Reconciliation of GAAP Net Income, Diluted Earnings Per Share, Operating Income and

Operating Expenses to Non-GAAP Net Income, Diluted Earnings Per Share, Operating Income, and Operating Expenses

(in millions)

(unaudited)

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013

GAAP operating expenses	$345	$282	$328

Non-GAAP adjustments:

Merger and strategic initiatives	(28)	11	(8)
Special legal expenses	(1)	(1)	(2)
Voluntary accommodation program	—	18	(62)
Securities and Exchange Commission matter	—	—	(10)
Restructuring charges	—	—	(9)
Other	(1)	3	—

Total non-GAAP adjustments	(30)	31	(91)

Non-GAAP operating expenses	$315	$313	$237

The NASDAQ OMX Group, Inc.

Quarterly Key Drivers Detail

(unaudited)

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
Market Services
Derivative Trading and Clearing
U.S. Equity Options
Total industry average daily volume (in millions)	16.1	14.7	15.0
NASDAQ OMX PHLX matched market share	16.0%	17.6%	20.7%
The NASDAQ Options Market matched market share	10.3%	9.1%	7.9%
NASDAQ OMX BX Options matched market share	1.0%	0.8%	1.0%

Total market share	27.3%	27.5%	29.6%

NASDAQ OMX Nordic and NASDAQ OMX Baltic
Average daily volume:
Options, futures and fixed-income contracts	420,941	407,816	446,789
Finnish option contracts traded on Eurex	82,134	77,703	144,905

NASDAQ OMX Commodities
Power contracts cleared (TWh)(1)	429	436	460

Cash Equity Trading
NASDAQ securities
Total average daily share volume (in billions)	2.17	1.82	1.82
Matched market share executed on NASDAQ	25.8%	25.2%	23.1%
Matched market share executed on NASDAQ OMX BX	2.7%	2.5%	2.5%
Matched market share executed on NASDAQ OMX PSX	0.5%	0.5%	0.9%
Market share reported to the FINRA/NASDAQ Trade Reporting Facility	35.2%	36.1%	35.7%

Total market share(2)	64.2%	64.2%	62.2%

New York Stock Exchange, or NYSE, securities
Total average daily share volume (in billions)	3.57	3.22	3.56
Matched market share executed on NASDAQ	13.6%	12.1%	11.6%
Matched market share executed on NASDAQ OMX BX	2.9%	2.5%	2.4%
Matched market share executed on NASDAQ OMX PSX	0.4%	0.3%	0.5%
Market share reported to the FINRA/NASDAQ Trade Reporting Facility	31.1%	32.3%	32.7%

Total market share(2)	48.0%	47.3%	47.2%

NYSE MKT and regional securities
Total average daily share volume (in billions)	1.20	0.98	0.99
Matched market share executed on NASDAQ	12.2%	12.5%	13.1%
Matched market share executed on NASDAQ OMX BX	3.4%	3.1%	2.8%
Matched market share executed on NASDAQ OMX PSX	0.9%	1.1%	1.4%
Market share reported to the FINRA/NASDAQ Trade Reporting Facility	30.7%	30.4%	33.0%

Total market share(2)	47.2%	47.1%	50.3%

Total U.S.-listed securities
Total average daily share volume (in billions)	6.94	6.01	6.38
Matched share volume (in billions)	87.2	74.1	70.3
Matched market share executed on NASDAQ	17.2%	16.1%	15.1%
Matched market share executed on NASDAQ OMX BX	2.9%	2.6%	2.5%
Matched market share executed on NASDAQ OMX PSX	0.5%	0.5%	0.8%

Total market share	20.6%	19.2%	18.4%

NASDAQ OMX Nordic and NASDAQ OMX Baltic Securities
Average daily number of equity trades	383,448	309,756	317,069
Total average daily value of shares traded (in billions)	$5.7	$4.4	$4.4
Total market share	71.9%	68.3%	68.8%
Listing Services
Initial public offerings
NASDAQ	47	35	18
Exchanges that comprise NASDAQ OMX Nordic and NASDAQ OMX Baltic	5	8	—

New listings
NASDAQ(3)	77	80	33
Exchanges that comprise NASDAQ OMX Nordic and NASDAQ OMX Baltic(4)	9	14	4

Number of listed companies
NASDAQ(5)	2,667	2,637	2,568
Exchanges that comprise NASDAQ OMX Nordic and NASDAQ OMX Baltic(6)	755	758	752

Technology Solutions
Market Technology
Order intake (in millions)(7)	$57	$139	$20
Total order value (in millions)(8)	$652	$660	$527

(1)	Primarily transactions executed on Nord Pool ASA and reported for clearing to NASDAQ OMX Commodities measured by Terawatt hours (TWh).
(2)	Includes transactions executed on NASDAQ’s, NASDAQ OMX BX’s and NASDAQ OMX PSX’s systems plus trades reported through the FINRA/NASDAQ Trade Reporting Facility.
(3)	New listings include IPOs, including those completed on the best efforts basis, issuers that switched from other listing venues, closed-end funds and separately listed exchange traded funds (ETFs).
(4)	New listings include IPOs and represent companies listed on the exchanges that comprise NASDAQ OMX Nordic and NASDAQ OMX Baltic and companies on the alternative markets of NASDAQ OMX First North.
(5)	Number of listed companies for NASDAQ at period end, including separately listed ETFs.
(6)	Represents companies listed on the exchanges that comprise NASDAQ OMX Nordic and NASDAQ OMX Baltic and companies on the alternative markets of NASDAQ OMX First North at period end.
(7)	Total contract value of orders signed during the period.
(8)	Represents total contract value of orders signed that are yet to be recognized as revenue.